UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8‑K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 24, 2019

NEXTDECADE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36842	46-5723951
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Louisiana Street, Suite 3900, Houston, Texas 77002
(Address of Principal Executive Offices) (Zip Code)

(713) 574-1880
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐	Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐	Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock, $0.0001 par value	NEXT	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.            Entry into a Material Definitive Agreement.

On May 24, 2019, Rio Grande LNG, LLC (“RGLNG”), a subsidiary of NextDecade Corporation (the “Company”), entered into two lump sum turnkey engineering, procurement and construction (“EPC”) agreements with Bechtel Oil, Gas and Chemicals, Inc. (“Bechtel”) for construction of (a) two liquefied natural gas (“LNG”) trains with expected production capacity up to approximately 11.74 million tonnes per annum (“mtpa”), two 180,000m3 full containment LNG tanks, one marine loading berth, related utilities and facilities, and all related appurtenances thereto, together with certain additional work options (“Options”) (collectively “Trains 1&2”) and (b) an LNG train with expected production capacity of up to approximately 5.87 mtpa, related utilities and facilities, and all related appurtenances thereto (“Train 3”). Both EPC agreements are identical in all material respects.

Trains 1&2 EPC Agreement

Scope of Work

On May 24, 2019, RGLNG entered into a lump sum turnkey EPC agreement with Bechtel for the construction of Trains 1&2 of the Rio Grande LNG liquefaction facility (the “First EPC Agreement”). Under the First EPC Agreement, Bechtel agreed to provide RGLNG with services for the engineering, procurement and construction of two LNG trains with expected production capacity up to approximately 11.74 mtpa, two 180,000m3 full containment LNG tanks, one marine loading berth, related utilities and facilities, and all related appurtenances thereto, together with Options for a second marine loading berth, a third 180,000m3 full containment LNG tank and LNG truck loading facilities. Except for certain specified owner and third-party work outlined in the First EPC Agreement, the work to be performed by Bechtel includes all of the work required to achieve ready for start-up, substantial completion and final completion of Trains 1&2 in accordance with the requirements of the First EPC Agreement, including achieving specified minimum acceptance criteria and performance guarantees. Bechtel is obligated to perform its work in accordance with good engineering and construction practices and applicable laws, codes and standards. Bechtel bears risk of loss of Train 1 until substantial completion of Train 1 and risk of loss of Train 2 until substantial completion of Train 2, in each case subject to exceptions with respect to uninsurable risks.

Bechtel’s scope of work does not include, and RGLNG is responsible for, (a) specified RGLNG permits, (b) feed gas supply, (c) provision of site access, (d) provision of operating personnel, and (e) work required (i) due to pre-existing hazardous materials discovered or released at the site or in any off-site right of way or easement, (ii) to complete specified RGLNG-provided items and RGLNG-provided information, (iii) due to erroneous legal description of the site or site surveys, (iv) due to unforeseen differing site conditions, or (v) in connection with other RGLNG obligations or responsibilities set forth in the First EPC Agreement.

Payment for Work

RGLNG agreed to pay to Bechtel a contract price of $7.042 billion (including Euro-denominated equipment priced at €326,000 million) for the work under the First EPC Agreement. Payments under the First EPC Agreement will be made in accordance with the payment schedule set forth in the First EPC Agreement. The contract price and payment schedule, including milestones, may be amended only by change order. Excluded from the contract price are costs associated with foreign currency hedges (until full notice to proceed only, after which Bechtel assumes currency risk), wharfingers’ insurance, U.S. customs, tariffs and duties (up to certain caps and sub-caps totaling $61.50 million), and operating spare parts. Prior to RGLNG’s issuance of full notice to proceed to Bechtel, RGLNG is required to provide  Bechtel with documentation demonstrating either (i) that it has sufficient funds to fulfill its payment obligations of the contract price under the First EPC Agreement as they become due thereunder, or (ii) that it has obtained firm commitments from lenders that are sufficient (when taken together with RGLNG’s funds) to fulfill such payment obligations.

Change Orders

Bechtel may obtain change order relief for an exclusive list of events defined in the First EPC Agreement, including (as applicable) increases to the contract price, extensions of guaranteed dates for substantial completion and adjustments to performance guarantees and minimum acceptance criteria, in the event of specified occurrences, including, among other things:

•	a force majeure event; however, Bechtel’s right to an increase to the contract price due to delays caused by one or more force majeure events is capped at $50,000,000 in the aggregate;
•	a suspension of work ordered by RGLNG;
•	certain changes in law (excluding changes to tax laws based upon Bechtel’s net income);
•

acts or omissions of RGLNG, unless (a) caused, directly or indirectly, by Bechtel’s failure to perform its obligations under the agreement, or (b) expressly permitted by the First EPC Agreement; RGLNG risk of loss events (i.e. uninsurable risks); errors in rely-upon information; and RGLNG-directed changes to the scope of work;

•	discovery of pre-existing hazardous materials at the site or certain unforeseen subsurface soil conditions; and
•

issuance of the full notice to proceed under the First EPC Agreement after January 2, 2020 and before April 22, 2020, subject to agreed upon adjustments to the contract price as set forth in the First EPC Agreement.

Liquidated Damages

Bechtel will be liable to RGLNG for failure to achieve substantial completion by the guaranteed substantial completion date(s). Bechtel is required to pay “delay” liquidated damages for each day of delay that Bechtel fails to achieve (i) substantial completion for Train 1 after the guaranteed substantial completion date of Train1 (subject to change orders) and (ii) substantial completion for Train 2 after the guaranteed substantial completion date of Train 2 (subject to change orders). The maximum amount of liquidated damages is limited as set forth in the First EPC Agreement.

In addition, if the RGLNG liquefaction facility fails to achieve one or more performance guarantees for Train 1 and Train 2 after each respective project’s guaranteed substantial completion date but meets specified minimum acceptance criteria and all other requirements for substantial completion, then Bechtel is required to pay “performance” liquidated damages for such failure.

Liability Limitations

Subject to certain exceptions, Bechtel’s maximum aggregate liability under the First EPC Agreement (including its liability for liquidated damages) is set forth in the First EPC Agreement.

Neither party will be liable to the other party or its affiliates for any special, indirect, incidental or consequential damages, or for any loss of profit, loss of use or similar claims, other than for the agreed liquidated damages or pursuant to indemnities against losses claimed by third parties.

Early Production Bonus

If Bechtel achieves substantial completion of a train prior to the guaranteed substantial completion date of such train, Bechtel will be entitled to receive an LNG production bonus for the early production of LNG from the time that LNG is first produced from such train into the LNG storage tanks until the guaranteed substantial completion date of such train. In addition, if Bechtel achieves substantial completion of a train prior to the guaranteed substantial completion date of such train Bechtel will be entitled to receive a supplemental early production bonus which will accrue from the guaranteed substantial completion date of such train until the date of first commercial delivery under the first LNG contract to take commercial delivery from  such train.

Warranty

Bechtel warrants in the First EPC Agreement that:

•	the equipment required for the RGLNG liquefaction facility will be new and of suitable grade;

•

the work and the equipment will meet the requirements of the First EPC Agreement, including in compliance with good engineering and construction practices and applicable laws, codes and standards, and free of defects in design, material and workmanship; and

•	the work and the equipment will be free from encumbrances to title.

Until 18 months after substantial completion of a train (subject to certain extensions), Bechtel will be liable for promptly correcting any work that is found to be defective for such train.

Force Majeure

Under the First EPC Agreement, if Bechtel experiences a force majeure event, it may be entitled to an extension of the date by which substantial completion is to be accomplished and an extension of the date by which it could earn the early production bonus. If any one or more force majeure events delay the critical path of the work for more than 30 days in the aggregate, Bechtel would be entitled to an adjustment of the contract price under the First EPC agreement to compensate it for its reasonable expenses, up to a limit of $50 million in the aggregate for all force majeure events. A force majeure event is limited to an exclusive list of events identified in the First EPC Agreement which must also:

•	prevent or delay the affected party’s performance of its obligations in accordance with the terms of the First EPC Agreement;
•	be beyond the reasonable control of the affected party, not due to its fault or negligence; and
•	not be capable of being prevented or avoided by the affected party through the exercise of due diligence.

Termination and Suspension

In the event of an uncured default by Bechtel, RGLNG may terminate the First EPC Agreement and take any of the following actions:

•	take possession of the facility, equipment, construction equipment, work product and books and records;
•	take assignment of certain subcontracts; and
•	complete the work.

Following such a termination, if the cost to reach final completion exceeded the unpaid balance of the contract price, Bechtel would be liable for the difference, subject to Bechtel’s limitation of liabilities described above.

RGLNG also has the right to terminate the First EPC Agreement for convenience. In the event of any such termination for convenience, Bechtel would be paid:

•	the portion of the contract price for the work performed prior to termination, less that portion of the contract price paid previously; and
•	actual costs reasonably incurred by Bechtel on account of such termination, plus a profit margin of 5% on such costs, but Bechtel is not entitled to received overhead or profit on work not performed.

RGLNG may at any time, upon a written notice to Bechtel, suspend the work under the First EPC Agreement. In the event of such suspension, after issuance of notice to proceed, of substantially all of the work for an  aggregate period exceeding 365 consecutive days, other than any suspension due to an event of force majeure or the fault or negligence of Bechtel or its subcontractors, Bechtel would be permitted to terminate the First EPC Agreement subject to giving 14 days’ notice. If RGLNG suspends work under the First EPC Agreement, Bechtel may be entitled to a change order to recover the reasonable costs of the suspension, including demobilization and remobilization costs. Bechtel may also suspend or terminate the First EPC Agreement upon the occurrence of certain other specified events, including:

•	failure by RGLNG to pay any undisputed amounts;
•	RGLNG suspends substantially all of the work for an aggregate period exceeding 365 consecutive days, not due to the fault of Bechtel or due to a force majeure event;
•	a single force majeure event causing suspension of substantially all of the work for a period exceeding 365 days; and
•	failure by RGLNG to issue full notice to proceed on or before April 22, 2021 (unless Bechtel is performing work under a limited notice to proceed).

Bechtel Performance Security

As a condition of Bechtel receiving any payment under the First EPC Agreement (other than payments for work performed under a limited notice to proceed), Bechtel must provide and maintain an irrevocable, standby letter of credit equal to 10% of the First EPC Agreement’s contract price, adjusted downward to 7% of the contract price upon substantial completion of Train 1 and  payment of liquidated damages for Train 1, 5% of the contract price upon substantial completion of Train 2 and payment of liquidated damages for Train 2 and 2% of the contract price upon expiration of the warranty period for Train 1, before fully expiring upon expiration of the warranty period for Train 2 (unless RGLNG has any claims against Bechtel). Additionally, Bechtel must provide a parent company guaranty from Bechtel Global Energy, Inc. in favor of RGLNG before Bechtel is entitled to payment under the First EPC Agreement.

The foregoing description of the First EPC Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the First EPC Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2019. The Company intends to redact certain portions of the First EPC Agreement in accordance with Item 601 of Regulation S-K.

Train 3 EPC Agreement

The Train 3 EPC Agreement (the “Second EPC Agreement”) is identical to the First EPC Agreement in all material respects, including the material terms and conditions set out above for the First EPC Agreement, with differences only as required to address the fact that the Second EPC Agreement is for one liquefaction train only. RGLNG agreed to pay to Bechtel a contract price of $2.323 billion (including Euro-denominated equipment priced at €150 million) for the work under the Second EPC Agreement. Material differences between the Second EPC Agreement and the First EPC Agreement are limited to the following:

•	the cap on Contractor’s cost relief for force majeure delays is $25 million in the aggregate; and
•	the cap on Owner’s exposure to U.S. tariffs and duties is $24.9 million.

The foregoing description of the Second EPC Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Second EPC Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2019.  The Company intends to redact certain portions of the Second EPC Agreement in accordance with Item 601 of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

The information in this Item 7.01 of this Current Report is being furnished pursuant to Item 7.01 of Form 8-K and, according to general instruction B.2. thereunder, the information in this Item 7.01 of this Current Report shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 7.01 of this Current Report shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933, as amended, or the Exchange Act.

On May 28, 2019, the Company posted an updated investor presentation on its website, http://www.next-decade.com, under the heading “Investors.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 28, 2019

NEXTDECADE CORPORATION

By:	/s/ Krysta De Lima
Name: Krysta De Lima
Title: General Counsel